UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	54-2086934 (I.R.S. Employer or Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7½% Mandatory Convertible Subordinated Notes due 2013	New York Stock Exchange LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: 333-163110
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Beazer Homes USA, Inc. (the “Company”) is registering its 7½% Mandatory Convertible Subordinated Notes due 2013 (the “Notes”) pursuant to this Form 8-A. The Notes will be issued under an Indenture between the Company and U.S. Bank National Association as Trustee (the “Trustee”). A description of the Notes is contained in the Registration Statement on Form S-3 of the Company (Registration No. 333-163110). Such description shall be deemed to be incorporated by reference herein. A description of the Notes is also included in the section captioned “Description of Notes” in the Company’s Prospectus Supplement dated January 6, 2010 filed pursuant to Rule 424(b). Such prospectus shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
1.	Registration Statement on Form S-3 (incorporated herein by reference (Registration No. 333-163110) filed on November 13, 2009, as amended December 16, 2009)

2.	Form of Indenture with respect to Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009)

3.	Form of Subordinated Debt Security (incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-163110) filed on November 13, 2009)

4.	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10-K (File No. 001-12822) filed on December 2, 2008)

5.	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-12822) filed on July 1, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEAZER HOMES USA, INC.
Date: January 7, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel

3